EXHIBIT 16





                                                    April 3, 2000



Securities and Exchange Commission
Division of Corporate Finance
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sir/Madame:

         We are addressing this letter in connection with the filing of a Form 8-K to reflect our dismissal as principal accountants for Advanced Knowledge, Inc., a Delaware corporation, in compliance with Item 304(a)(3) of Regulation S-B. We agree with the statements made by the Registrant in response to Item 304(a)(1) Regulation S-B as set forth in the attached 8-K.

                                                    Sincerely,






                                                    /s/ Farber & Hass LLP


                                                    Farber & Hass LLP




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